  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2021

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.

On May 24, 2021, AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), received written notice from Direct Dealer LLC dba FordDirect (“FordDirect”) that FordDirect has decided to suspend its new vehicle lead marketing program for the near future. As a result, FordDirect notified AutoWeb that FordDirect is terminating effective September 30, 2021 the new vehicle leads portion of the Lead Agreement (“Lead Agreement”), dated December 1, 2020, between AutoWeb and FordDirect. The used vehicle portion of the Lead Agreement will remain in place pursuant to the terms of the Lead Agreement. The expiration date of the Lead Agreement is November 31, 2021 and either party may terminate it in whole or in part with 120 days prior written notice.

The Lead Agreement provides for the sale of new and used vehicle leads to FordDirect for redistribution or resale to FordDirect’s retail franchise dealers. In the first quarter of 2021, FordDirect new vehicle leads accounted for approximately 7% of total revenues and accounts receivable reported for AutoWeb. Leading up to the termination of the new vehicle leads portion of the Lead Agreement on September 30, 2021, AutoWeb anticipates it will transition FordDirect’s retail franchise dealers out of AutoWeb’s OEM program and begin signing the network of dealers into AutoWeb’s retail program.

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that the Company anticipates it will transition FordDirect’s retail franchise dealers out of AutoWeb’s OEM program and begin signing the network of dealers into AutoWeb’s retail program, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are the responses of federal and state government to the COVID-19 pandemic; the willingness of dealers to enter into AutoWeb’s retail program; changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the Company’s stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021
AUTOWEB, INC.
By:	/s/Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary